Exhibit 99.1

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Mercer Insurance Group, Inc.

Sandler O’Neill & Partners, L.P.
Financial Services Conference
June 10, 2004

Mercer Insurance Group, Inc. (the “Company”) may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. A partial list of important factors that may affect our financial condition and results of operations is set forth in our filings with the Securities and Exchange Commission.  The Company cautions that the list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the current date. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

[LOGO]

•                  Mercer Insurance Group, Inc. (NASDAQ symbol “MIGP”)

•                  Holding Company formed for conversion of Mercer Mutual Insurance Company

•                  $ 53 million (net) raised in conversion

•                  Current capital of approximately $100 million

•                  Operations through three insurance companies

•                  A.M. Best rated “A (Excellent)”

•                  Mercer Insurance Company, formed in 1844, doing business in New Jersey and Pennsylvania

•                  Mercer Insurance Company of New Jersey, Inc., formed in 1982, doing business in New Jersey

•                  Franklin Insurance Company, purchased in 2001, doing business in Pennsylvania

•                  Operating strategy

•                  Two pronged approach

•      Focus on continued organic growth of core business

•      Seek profitable acquisition or expansion opportunities

•                  Core business

•                  Underwriting focus on bottom line, not top line

•                  Focus on commercial lines

•                  Experience has been profitable

•                  Better ability to control price and risk selection

•                  Continue to identify and develop niche markets

•                  Target a 75% commercial and casualty book

•                  Small business orientation, Main Street accounts

•                  No environmental issues

•                  Maintain personal lines products to support agents

•                  Independent Agents

•                  Targeting commercially oriented agents in suburban areas

•                  Tailoring profit sharing with larger agents

•                  Focusing the relationship with the agent to add value to the Mercer contract

•                  Reduction of reinsurance reliance

•                  Margins paid to reinsurers on working layers

•                  Decreases in reinsurance use increase net premiums but also increase risk of loss

•                  Must balance retention level for frequency and severity

•                  Increased retention to $500,000 effective 1/1/04

•                  Catastrophic protection

•                  Expense reduction

•                  Higher expense ratio due to disciplined underwriting approach and commercial line focus

•                  Retaliatory tax

•      New Jersey business being transferred

•                  Information system changes

•                  Leveraging of existing staff

•      Acquisition focus

•                  Initial opportunities reviewed by CEO

•                  Desire commercial business

•                  Prefer contiguous Mid-Atlantic states

•                  Will consider other areas

•                  Acquisition possibilities

•                  Smaller, local opportunities would be absorbed by existing plant

•                  Larger or more distant opportunities would require maintenance of “talent”

•                  We will only proceed if there is a strategic fit

Direct and Net Written Premium

[CHART]

2003 DWP by Line of Business

[CHART]

Net Income by Year and GAAP Combined Ratio (in thousands)

Ending GAAP Shareholders’ Equity:

[CHART]

Mercer vs Industry Stat. Combined Ratio

[CHART]

A.M. Best industry data

Commercial and Personal Lines NWP

[CHART]

Commercial, Personal Lines and Total Statutory Combined Ratio

[CHART]

Loss Reserves

•                  Reserves have developed favorably for more than ten consecutive years,

•                  Conservative reserving practices for claims files,

•                  Historically, carried reserves have exceeded indications.

Net Written Premium Per Employee and Statutory expense ratio

[CHART]

Investment Portfolio (as of 3/31/04)

•      Fixed Maturities

•                  68% AAA rated

•                  94% A rated or better

•                  Effective Duration 3.81 years

•                  Average yield 3.79%

•                  “Barbell” approach to avoid yield curve exposure

•      Equity Securities

•                  60+ issues

•                  All large cap or well-known brands

•                  Approximately 16% of cash and investments total

Investment Portfolio, including Cash & Equivalents at March 31, 2004 (in millions)

[CHART]

GAAP Capital, Book Value and Insider Ownership

At March 31, 2004 (except share price and insider ownership)
(in millions, except per share data)

Debt	$0

Shareholders’ Equity	$99.5

Shares Outstanding	6.3

Shareholders’ Equity per share	$15.80

Shareholders’ Equity per share less Goodwill and ESOP	$13.86

Price to Shareholders’ Equity per share	76%

Price to adjusted Shareholders’ Equity per share	86%

Insider (Form 4 filers) ownership	8.4%

Price: $11.97 per share at 5/28/04